UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2018

BIOTRICITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150 Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 590-4155

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2018, Biotricity, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Company has the right to sell to Lincoln Park shares of the Company’s common stock having an aggregate value of up to $25,000,000, subject to certain limitations and conditions set forth in the Purchase Agreement (the “Offering”).

Pursuant to the Purchase Agreement, in an initial purchase on June 28, 2018, Lincoln Park purchased 128,750 shares of common stock, at a price of $4.00 per share, for a total gross purchase price of $515,000 (the “Initial Purchase”). As often as every business day from and after one business day following the date of the Initial Purchase and over the 36-month term of the Purchase Agreement, and up to an aggregate amount of an additional $24,485,000 (subject to certain limitations) of shares of common stock, the Company has the right, from time to time, at its sole discretion and subject to certain conditions, to direct Lincoln Park to purchase up to 25,000 shares of common stock, with such amount increasing as the closing sale price of the common stock increases; provided Lincoln Park’s obligation under any single such purchase will not exceed $500,000, unless the Company and Lincoln Park mutually agree to increase the maximum amount of such single purchase (each, a “Regular Purchase”). If the Company directs Lincoln Park to purchase the maximum number of shares of common stock it then may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park in an “accelerated purchase” to purchase an additional amount of common stock that may not exceed the lesser of (i) 300%  the number of shares purchased pursuant to the corresponding Regular Purchase or (ii) 30% of the total number of shares of the Company’s common stock traded during a specified period on the applicable purchase date as set forth in the Purchase Agreement. Under certain circumstances and in accordance with the Purchase Agreement, the Company may direct Lincoln Park to purchase shares in multiple accelerated purchases on the same trading day.

The Company will control the timing and amount of any sales of its common stock to Lincoln Park. There is no upper limit on the price per share that Lincoln Park must pay for its common stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park on a day the closing price is less than the floor price specified in the Purchase Agreement. In all instances, the Company may not sell shares of its common stock to Lincoln Park under the purchase agreement if it would result in Lincoln Park beneficially owning more than 9.99% of its common stock.

The Purchase Agreement does not limit the Company’s ability to raise capital from other sources at the Company’s sole discretion, except that (subject to certain exceptions) (i) the Company may not enter into any variable rate transaction (as defined in the Purchase Agreement, including the issuance of any floating conversion rate or variable priced equity-like securities) during the 36 months after the date of the Purchase Agreement, and (ii) the Company may not, for a period of 30 days commencing on the date of the Purchase Agreement, issue any common stock or securities convertible into or exercisable for common stock.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Lincoln Park, indemnification rights and other obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost to the Company.

As consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 121,344 shares of common stock. The Company will not receive any cash proceeds from the issuance of these shares. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-222065) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 19, 2017, and pursuant to a prospectus supplement dated June 28, 2018.

The Company expects to use the proceeds from the Offering for general corporate purposes, including expanding the Company’s products, and for general working capital purposes.

In connection with the Registered Offering, the Company engaged Financial West Group (“FWG”), member FINRA/SIPC, a registered broker-dealer and FINRA member, pursuant to which FWG agreed to act as the placement agent in connection with the Offering. FWG will receive a fee of $9,000 as compensation in connection with its service. The Company will also reimburse FWG for its legal expenses in connection with the offering up to $6,000. The Company also agreed to indemnify and hold harmless FWG against certain liabilities, including liabilities under the Securities Act. Following receipt of the placement fee, FWG will not be entitled to any additional compensation upon the closing of any subsequent stock sales effected pursuant to the Purchase Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company is filing the opinion of its counsel, Sichenzia Ross Ference Kesner LLP, regarding the validity of the shares of common stock issued pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference Kesner LLP.

10.1	Purchase Agreement, dated as of June 28, 2018, by and between Biotricity, Inc. and Lincoln Park Capital Fund, LLC.

23.1	Consent of Sichenzia Ross Ference Kesner LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 28, 2018

BIOTRICITY, INC.

By:	/s/ John Ayanoglou
John Ayanoglou
Chief Financial Officer

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